UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of Report: July 20, 2007
SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	000-28782 (Commission File Number)	93-0979187 (IRS Employer Identification Number)

157 Technology Drive Irvine, California (Address of principal executive offices)		92618 (Zip Code)
(949) 788-6700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01 Entry Into Material Definitive Agreement.
     On July 20, 2007, Spectrum Pharmaceuticals, Inc. (the “Company”) entered into a world-wide license agreement (the “License Agreement”) with Indena S.p.A., a Italian company (“Indena”), for ortataxel, a third-generation taxane classified as a new chemical entity that has demonstrated clinical activity in taxane-refractory tumors, effective as of July 17, 2007. Pursuant to the License Agreement, the Company obtained an exclusive license to certain patents, know-how and regulatory filings related to ortataxel to research, develop, make, have made, use, offer for sale, sell, have sold, distribute, import and export ortataxel for all uses worldwide. The Company has the right to sublicense the license it received under the License Agreement. Under the terms of the License Agreement, Indena is eligible to receive an upfront payment, upon the satisfaction of certain conditions, as well as payments upon achievement of certain regulatory and sales milestones, in addition to royalties on potential net sales, if any. The term of the License Agreement is determined on a product-by-product and country-by-country basis until royalties are no longer owed under the License Agreement.
     A complete copy of the press release is attached hereto as exhibit 99.1, and is incorporated herein by reference.
Item 8.01 Other Events.
     On July 25, 2007, the Company issued a press release announcing that the United States Food and Drug Administration’s (the “FDA”) Oncologic Drugs Advisory Committee recommended that the FDA should wait for the overall survival analysis of satraplatin. A complete copy of the press release is attached hereto as exhibit 99.2, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibits:	Description of Document
99.1	Press Release dated July 25, 2007.
99.2	Press Release dated July 25, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 26, 2007

SPECTRUM PHARMACEUTICALS, INC.
By:	/s/ Shyam Kumaria
	Name:	Shyam Kumaria
	Title:	V.P. Finance

EXHIBIT INDEX

Exhibits:	Description of Document
99.1	Press Release dated July 25, 2007.
99.2	Press Release dated July 25, 2007.